                                                                    Exhibit 3.29

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NORTEK SUB, INC.

The name of this corporation is Nortek Sub, Inc.

Its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have as additional purposes all powers granted to corporations by the laws of said State, provided that no such purpose shall include any activity inconsistent with the General Corporation Law of said State.

The total number of shares of stock that this corporation shall have authority to issue is 1000 shares of Common Stock, par value $1.00 per share. Each share of stock shall be entitled to one vote.

The name and mailing address of the incorporator is: John R. Potter, Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903.

The election of directors need not be by ballot unless the by-laws shall so require. Subject to the limitations and exceptions, if any, contained therein, by-laws may be adopted, amended or repealed by the board of directors.

The corporation shall indemnify each person who is or was a director or officer of this corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

The books of the corporation may (subject to any statutory requirement) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of the corporation.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of March, 1985.

                                          /s/ John R. Potter
                                      ---------------------------
                                                 John R. Potter

                              CERTIFICATE OF MERGER
                                       OF
                                 INTERTHERM INC.
                                      INTO
                                NORTEK SUB, INC.

      The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:

      FIRST: The name and state of incorporation of each of the constituent corporations of the merger are as follows:

     Name                       State of Incorporation
---------------                 ----------------------
Intertherm Inc.                        Missouri

Nortek Sub, Inc.                       Delaware

      SECOND: The Agreement and Plan of Merger dated as of April 2, 1985 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) (and, in the case of Nortek Sub, Inc., in accordance with subsection (a) of Section 228) of the General Corporation Law of the State of Delaware.

      THIRD: The name of the surviving corporation of the merger is Nortek Sub, Inc., which shall be changed to "Intertherm Inc."

      FOURTH: The only amendment or change in the Certificate of Incorporation of the surviving corporation that is to be effected by the merger is that
Section 1 of such Certificate of Incorporation is amended to read in its entirety as follows:

      1.    The name of this corporation is Intertherm Inc.

      FIFTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 10820 Sunset Office Drive, St. Louis, Missouri 63127.

      SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: The authorized capital stock of Intertherm Inc., the only constituent corporation which is not a corporation of the State of Delaware, is as follows:

                                                          Number of
                 Name of Class                        Authorized Shares    Par Value
----------------------------------------------        -----------------    ---------
Preferred Stock...............................             300,000           $1.00
Common Stock..................................           8,000,000           $1.00
                                                         ---------
   TOTAL......................................           8,300,000

Dated:  June ____, 1985

                                              Nortek Sub, Inc.

                                              By   /s/ Richard L. Bready
                                                 ---------------------------
                                                    Title:

Attest:

By:  /s/ Richard J. Harris
   ---------------------------
         Secretary

[SEAL]

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 INTERTHERM INC.

Intertherm Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That pursuant to a unanimous consent of the Board of Directors in accordance with Section 141 of the General Corporation Law of the State of Delaware, dated April 30, 1987 and filed with the minutes of the board, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of Intertherm Inc., declaring said amendment to be advisable and authorizing the solicitation of the approval of the sole shareholder of Intertherm Inc. The resolution setting forth the proposed amendment is as follows:

            RESOLVED: That Article 1 of the Certificate of Incorporation of this corporation be, and it hereby is, amended to and read as follows:

            "The name of this corporation is NORDYNE, INC."

SECOND: That thereafter, pursuant to the consent of the sole shareholder of Intertherm Inc. in accordance with Section 228 of the General Corporation Law of the State of Delaware, dated April 30, 1987, the sole shareholder approved the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of Intertherm Inc. shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Intertherm Inc. has caused this certificate to be signed by its President and Secretary, this 1st day of May, 1987.

                                          INTERTHERM INC.

                                          By:  /s/ Richard L. Bready
                                             -------------------------------
                                                 President

                                          ATTEST:  /s/ John R. Potter
                                                 ---------------------------
                                                     Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is

                                  NORDYNE, INC.

      2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

      3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

      Signed on Mar 10, 1993.

                                                  /s/ Richard J. Harris
                                              -----------------------------
                                              Vice President

Attest:

  /s/ Kevin Donnelly
---------------------------
Kevin Donnelly    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  NORDYNE, INC.

Nordyne, Inc. (the "Corporation"), a Delaware corporation, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof in its entirety and by substituting in lieu thereof the following new Article 1:

"1.   The name of this corporation is Nordyne Inc."

2. This amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and Secretary this 1st day of April, 1993.

                                              NORDYNE, INC.

                                              By: /s/ Richard J. Harris
                                                 --------------------------
                                                 Vice President

                                              By:  /s/ Kevin Donnelly
                                                 --------------------------
                                                 Secretary